UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2011 (November 14, 2011)

NEWLINK GENETICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA	50010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515) 296-5555

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement.

On November 14, 2011, NewLink Genetics Corporation (the “Company”) entered into a Memorandum of Agreement (the “Memorandum”) with Iowa State University Research Park Corporation (“ISURP”).  The Memorandum is an addendum to the lease (the “Lease”) dated September 30, 2009 by and between the Company and ISURP covering the Company’s facilities in Ames, Iowa.  The Memorandum adds approximately 26,000 square feet of additional space to the Lease. Under the terms of the Memorandum, (i) the Company’s annual operating rents will increase by approximately $266,000, (ii) ISURP will provide the Company with an improvement allowance of approximately $620,000 and (iii) ISURP will assist the Company to secure approximately $450,000 in debt financing through sources supported by the State of Iowa.  The foregoing description is qualified in its entirety by reference to the Memorandum, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On November 14, 2011, the Company entered into a Standard Design-Build Agreement (the “Design-Build Agreement”) with Story Construction Co. (“Story Construction”).  Under the Design-Build Agreement, Story Construction will provide construction services to finish approximately 14,000 square feet of the additional space adjoining the Company’s existing facilities in Ames, Iowa.  The estimated cost of these improvements is $1.3 million. The foregoing description is qualified in its entirety by reference to the Design-Build Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Section 5 — Corporate Governance and Management

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On November 16, 2011, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the closing of the Company’s initial public offering.

The Restated Certificate amends and restates in its entirety the Company’s restated certificate of incorporation to, among other things:

•                  authorize 38,833,334 shares of common stock;

•                  eliminate all references to the previously existing series of preferred stock and authorize 5,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series;

•                  require the approval of at least two-thirds of the shares entitled to vote at an election of directors to remove directors with cause;

•                  prohibit the removal of directors without cause, subject to the rights of any series of preferred stock to elect additional directors under specified circumstances;

•                  establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election; and

•                  require advance notice of stockholder nominations for election to the Company’s board of directors and of business to be brought by stockholders before any meeting of the Company’s stockholders.

The foregoing description is qualified in its entirety by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

On November 16, 2011, the Company adopted amended and restated bylaws in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the amended and restated bylaws to be adopted in connection with, and to be effective upon, the closing of the Company’s initial public offering.

The amended and restated bylaws, among other things:

•                  provide that special meetings of stockholders may be called only by (i) the chairman of the board of directors, (ii) the chief executive officer or (iii) the board of directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships;

•                  establish advance notice requirements for stockholder nominations for election to the Company’s board of directors and for proposals to be brought by stockholders before any meeting of the Company’s stockholders;

•                  set forth the rights, powers and manner of acting of the board of directors and officers of the Company;

•                  establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;

•                  permit the Company’s board of directors to create committees of the board of directors; and

•                  permit the Company’s board of directors to adopt, amend or repeal the bylaws without obtaining stockholder approval.

The foregoing description is qualified in its entirety by reference to the Company’s amended and restated bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of NewLink Genetics Corporation

3.2	Amended and Restated Bylaws of NewLink Genetics Corporation

10.1	Memorandum of Agreement dated November 14, 2011 by and between NewLink Genetics Corporation and Iowa State University Research Park Corporation

10.2	Standard Design-Build Agreement dated November 14, 2011 by and between NewLink Genetics Corporation and Story Construction Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    November 18, 2011

NEWLINK GENETICS CORPORATION

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Its:	Chief Financial Officer